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                                                              Exhibit (b)(10)(a)


                  SUTHERLAND, ASBILL & BRENNAN, LLP LETTERHEAD




                                July 22, 1998




Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, VT  05604


Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement o Form N-4 for the LSW Variable Annuity Account I (File No. 333-47363). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           SUTHERLAND, ASBILL 7 BRENNAN, L.L.P.




                                           By:   /s/ STEPHEN E. ROTH
                                              ---------------------------------
                                                     Stephen E. Roth